UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 3, 2012

CHINACAST EDUCATION CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33771	20-178991
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 08, 20/F, One International Financial Centre, 1 Harbour View Street Central, Hong Kong
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (852) 3960 6506

____________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Definitive Material Agreement

On February 1, 2012, the Board of Directors of ChinaCast Education Corporation (the “Company”) authorized the termination of the Rights Agreement, dated as of September 26, 2011 (the “Rights Agreement”), between the Company and Continental Stock Transfer & Trust Company, LLC as Rights Agent (the “Rights Agent”) and the Rights (as defined in the Rights Agreement). The Company and the Rights Agent entered into an Amendment and Termination Agreement dated as of February 3, 2012 (the “Amendment”) which provides for the expiration of all outstanding Rights as of the close of business on February 3, 2012 and the termination of the Rights Agreement as of the close of business on February 3, 2012. A copy of the Amendment is filed herewith as Exhibit 4.1 and is incorporated herein by reference.

Item 1.02 Termination of a Material Agreement

Please see the disclosure set forth under Item 1.01, which is incorporated by reference into this Item 1.02.

Item 3.03 Material Modification to the Rights of Security Holders.

Please see the disclosure set forth under Item 1.01, which is incorporated by reference into this Item 3.03.

Item 9.01. Financial Statements and Exhibits.

(d)         Exhibits

Exhibit No.	Description
4.1	Amendment and Termination Agreement, dated as of February 3, 2012, between ChinaCast Education Corporation and Continental Stock Transfer & Trust Company, as Rights Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 3, 2012	CHINACAST EDUCATION CORPORATION

	By:	/s/ Antonio Sena
	Name:	Antonio Sena
	Title:	Chief Financial Officer

 Exhibit Index

Exhibit No.	Description
4.1	Amendment and Termination Agreement, dated as of February 3, 2012, between ChinaCast Education Corporation and Continental Stock Transfer & Trust Company, as Rights Agent.